Exhibit 99.19

Discussion Materials November 19, 2015 Project Island Confidential -- For Discussion and General Information Purposes Only

($ in millions USD, except per share data) Agreed Upon Deal Consideration – Analysis Consideration to Barbados Current Tahiti Shares Outstanding 896.152 Tahiti Shares Owned by Barbados 522.080 Existing Barbados Ownership of Tahiti 58.3% Assumed Exchange Ratio Adjustment Factor 0.9343x ADRs Issued to Barbados 487.791 Pro Forma Barbados Equity Ownership 56.6% Barbados Shares Outstanding 27.227 Implied Exchange Ratio 17.916x Pro Forma Tahiti Shares 861.862 Tahiti Share Price (in USD) 1 $1.05 Implied Equity Consideration (Assuming ADRs trade at Par) $511.3 Implied Tahiti Equity Consideration per Share of Barbados (Assuming ADRs trade at Par) $18.78 Initial Barbados Cash $61.0 Less Cash Settled SARs/Options by Barbados $14.4 Plus Tahiti Cash to Settle SARs/Options $1.2 Plus Tahiti Cash for Buyback $35.9 Plus Tahiti Cash Premium $19.1 Total Tahiti Cash for Buyback and Premium $55.0 Total Tahiti Cash for Buyback and Premium per Share $2.02 Net Cash to Barbados Shareholders $101.6 Cash Consideration per Share of Barbados $3.73 Implied Total Consideration (Assuming ADRs trade at Par) $612.9 Implied Total Consideration per Share of Barbados (Assuming ADRs trade at Par) $22.51 Implied Net $ Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($18.08) $4.43 Implied Net % Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($18.08) 24.5% Implied Net $ Premium to 30-Day Avg EEV per Share ($21.81) $0.70 Implied Net % Premium to 30-Day Avg EEV per Share ($21.81) 3.2% Pro Forma Tahiti Cash $250.9 Debt $235.3 2016E GAAP EPS Accretion / (Dilution) 2 3.8% Agreed Upon Deal Consideration -- Analysis($ in millions USD, except per share data) Pro Forma Tah Cash Debt 2016E GAAP EP Source: Capital IQ, Company filings and Wall Street research; Market data as of 11/17/15 Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger (1) Based on 30-day average stock price and 30-day average exchange rate of 32.509 NTD per USD (2) Assumes marginal tax rate of 20.0% and interest on cash of 0.3% Project Island 2

 Summary of Offers Cash Debt2016E GAAPSource: Capital IQ, Company filings and Wall Street research; Market data as of 11/17/15 Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger (1) Based on 30-day average stock price and 30-day average exchange rate of 32.509 NTD per USD (2) Assumes marginal tax rate of 20.0% and interest on cash of 0.3% Tahiti Offers Agreed Upon Consideration Barbados Offers 17th Sept Offer 2nd Nov Offer 16th Nov 1st Offer 16th Nov 2nd Offer 18th Nov 1st Offer A 18th Nov 1st Offer B 18th Nov 2nd Offer 18th Nov 3rd Offer 18th Nov 3rd Offer A 18th Nov 2nd Offer 18th Nov 1st Offer 16th Nov 2nd Offer 16th Nov 1st Offer 4th Nov Offer 14th Oct Offer Assumed Tahiti Cash Premium per Share $0.00 $0.50 $0.50 $0.50 $0.50 $0.60 $0.65 $0.70 $0.70 $0.75 $0.75 $0.65 $1.40 $1.50 $3.50 $4.90 Asssumed Tahiti Cash for Buyback $0.0 $0.0 $30.0 $35.0 $36.4 $33.7 $37.3 $35.9 $35.9 $34.6 $34.6 $32.3 $35.0 $30.0 $0.0 $0.0 Consideration to Barbados Current Tahiti Shares Outstanding 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 896.152 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 522.080 Existing Barbados Ownership of Tahiti 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% 58.3% Assumed Exchange Ratio Adjustment Factor 1.0000x 1.0000x 0.9452x 0.9360x 0.9335x 0.9385x 0.9318x 0.9343x 0.9343x 0.9368x 0.9368x 0.9410x 0.9360x 0.9452x 1.0000x 1.0000x ADRs Issued to Barbados 522.080 522.080 493.459 488.689 487.366 489.963 486.492 487.791 487.791 489.090 489.090 491.262 488.689 493.459 522.080 522.080 Pro Forma Barbados Equity Ownership 58.3% 58.3% 56.9% 56.6% 56.6% 56.7% 56.5% 56.6% 56.6% 56.7% 56.7% 56.8% 56.6% 56.9% 58.3% 58.3% Barbados Shares Outstanding 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 27.227 Implied Exchange Ratio 19.175x 19.175x 18.124x 17.949x 17.900x 17.995x 17.868x 17.916x 17.916x 17.963x 17.963x 18.043x 17.949x 18.124x 19.175x 19.175x Pro Forma Tahiti Shares 896.152 896.152 867.530 862.760 861.437 864.035 860.563 861.862 861.862 863.161 863.161 865.334 862.760 867.530 896.152 896.152 Tahiti Share Price (in USD) 1 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 $1.05 Implied Equity Consideration (Assuming ADRs trade at Par) $547.2 $547.2 $517.2 $512.2 $510.8 $513.6 $509.9 $511.3 $511.3 $512.6 $512.6 $514.9 $512.2 $517.2 $547.2 $547.2 Implied Tahiti Equity Consideration per Share of Barbados (Assuming ADRs trade at Par) $20.10 $20.10 $19.00 $18.81 $18.76 $18.86 $18.73 $18.78 $18.78 $18.83 $18.83 $18.91 $18.81 $19.00 $20.10 $20.10 Initial Barbados Cash $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 $61.0 Less Cash Settled SARs/Options by Barbados $14.4 $15.2 $15.2 $15.2 $15.2 $15.4 $15.5 $15.6 $14.4 $15.6 $14.4 $9.4 $14.4 $14.4 $14.4 $14.4 Plus Tahiti Cash to Settle SARs/Options $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $0.0 $1.2 $0.0 $1.3 $6.5 $2.5 $2.6 $6.1 $8.6 Plus Tahiti Cash for Buyback $0.0 $0.0 $30.0 $35.0 $36.4 $33.7 $37.3 $35.9 $35.9 $34.6 $34.6 $32.3 $35.0 $30.0 $0.0 $0.0 Plus Tahiti Cash Premium $0.0 $13.6 $13.6 $13.6 $13.6 $16.3 $17.7 $19.1 $19.1 $20.4 $20.4 $17.7 $38.1 $40.8 $95.3 $133.3 Total Tahiti Cash for Buyback and Premium $0.0 $13.6 $43.6 $48.6 $50.0 $50.0 $55.0 $55.0 $55.0 $55.0 $55.0 $50.0 $73.1 $70.8 $95.3 $133.3 Total Tahiti Cash for Buyback and Premium per Share $0.00 $0.50 $1.60 $1.79 $1.84 $1.84 $2.02 $2.02 $2.02 $2.02 $2.02 $1.84 $2.69 $2.60 $3.50 $4.90 Net Cash to Barbados Shareholders $46.6 $59.4 $89.4 $94.4 $95.8 $95.6 $100.5 $100.4 $101.6 $100.3 $101.6 $101.6 $119.7 $117.4 $141.9 $179.9 Cash Consideration per Share of Barbados $1.71 $2.18 $3.28 $3.47 $3.52 $3.51 $3.69 $3.69 $3.73 $3.69 $3.73 $3.73 $4.40 $4.31 $5.21 $6.61 Implied Total Consideration (Assuming ADRs trade at Par) $593.8 $606.6 $606.6 $606.6 $606.6 $609.2 $610.4 $611.7 $612.9 $613.0 $614.2 $616.5 $631.9 $634.6 $689.1 $727.1 Implied Total Consideration per Share of Barbados (Assuming ADRs trade at Par) $21.81 $22.28 $22.28 $22.28 $22.28 $22.37 $22.42 $22.47 $22.51 $22.51 $22.56 $22.64 $23.21 $23.31 $25.31 $26.71 Implied Net $ Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($18.08) $3.73 $4.20 $4.20 $4.20 $4.20 $4.30 $4.34 $4.39 $4.43 $4.44 $4.48 $4.57 $5.13 $5.23 $7.23 $8.63 Implied Net % Premium to Barbados' 30-Day Avg Stock Price Assuming ADRs trade at Par ($18.08) 20.7% 23.3% 23.3% 23.3% 23.3% 23.8% 24.0% 24.3% 24.5% 24.6% 24.8% 25.3% 28.4% 29.0% 40.0% 47.7% Implied Net $ Premium to 30-Day Avg EEV per Share ($21.81) $0.00 $0.47 $0.47 $0.47 $0.47 $0.56 $0.61 $0.66 $0.70 $0.70 $0.75 $0.83 $1.40 $1.50 $3.50 $4.90 Implied Net % Premium to 30-Day Avg EEV per Share ($21.81) 0.0% 2.2% 2.2% 2.2% 2.2% 2.6% 2.8% 3.0% 3.2% 3.2% 3.4% 3.8% 6.4% 6.9% 16.0% 22.5% Pro Forma Tahiti Cash $307.2 $293.6 $263.6 $258.6 $257.2 $257.2 $252.2 $252.2 $250.9 $252.2 $250.9 $250.7 $231.6 $233.7 $205.7 $307.2 Debt $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 $235.3 235.3 2016E GAAP EPS Accretion / (Dilution) 2 0.0% (0.0%) 3.3% 3.7% 3.9% 3.6% 4.0% 3.8% 3.8% 3.7% 3.7% 3.4% 3.7% 3.1% (0.3%) (0.4%)

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